Exhibit 99.2

January 24, 2012

Dear Colleagues:

A few moments ago, we issued a press release acknowledging that Roche has said publicly it intends to commence an unsolicited tender offer to acquire us. Our press release is attached.

We did not solicit this offer, but our Board of Directors has a responsibility to our stockholders to evaluate it and make a formal recommendation that the Board believes is in the best interests of Illumina stockholders. Our Board has engaged Goldman, Sachs & Co. and Bank of America Merrill Lynch as financial advisors and Dewey & LeBoeuf LLP as legal advisor to assist in the review, and will make a recommendation to stockholders in due course. A tender offer is a public offer to the stockholders of a company asking those stockholders to sell their stock to the party making the offer. A tender offer must comply with the rules and regulations of the SEC, which are quite technical. It is important to note that Roche will not be able to actually purchase any shares tendered until numerous conditions are satisfied. As you will see from our press release, we have advised our stockholders not to take any action pending the Board’s recommendation.

We realize that this news has the potential to be distracting. Until the Board makes its recommendation, however, we will be constrained in what we can say and simply cannot speculate on the outcome.

You should be proud that Illumina has firmly established itself as the innovation and market leader in tools for genetic analysis, with a proven track record of profitability and outperformance. We are singularly positioned in a nascent industry which promises to grow exponentially in the years ahead as the needs and applications for genetic information broaden in line with changing paradigms of biological research, medical diagnostics and healthcare.

You have all done a wonderful job helping to build this great Company and you are a vital part of its future. I encourage you to remain focused on our business and our customers.

If you receive any media or other outside inquiries regarding this situation, please direct them to the contacts listed on the press release. If you have specific questions, please feel free to contact me, Christian or Mark Stapley.

Thank you for your continued dedication and hard work.

Best regards,

Jay Flatley

Chief Executive Officer

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995, as amended, or by the SEC in its rules, regulations and releases. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, and (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth; (iv) risks and uncertainties relating to the possible transaction; and (v) other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Illumina, Inc. (“Illumina”) has commenced at this time. If a tender offer is commenced, Illumina may file a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by Illumina that is required to be mailed to stockholders will be mailed to stockholders of Illumina. INVESTORS AND STOCKHOLDERS OF ILLUMINA ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. In addition, Illumina may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Illumina. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov.

In addition, this document and other materials related to Roche’s unsolicited proposal may be obtained from Illumina free of charge by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Illumina and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Illumina’s directors and executive officers in Illumina’s Annual Report on Form 10-K for the year ended January 2, 2011, which was filed with the SEC on February 28, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on March 24, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.